Exhibit 99.1
AMENDMENT TO DISTRIBUTION AGREEMENT
This Amendment to the Distribution Agreement, dated as of November 25, 2009 (this “Amendment”), is entered into by and among Park National Corporation (the “Company”), The Park National Bank (the “Bank”) and Sandler O’Neill & Partners, L.P. (the “Agent”) and is entered into with respect to the Distribution Agreement among the Company, the Bank and the Agent dated May 27, 2009 (the “Original Distribution Agreement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Original Distribution Agreement as amended herewith.
WITNESSETH:
WHEREAS, the Company, the Bank and the Agent are parties to the Original Distribution Agreement; and
WHEREAS, the Company, the Bank and the Agent desire to amend the Original Distribution Agreement to reduce the compensation payable to the Agent thereunder;
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
1.	Amendment
Section 2(d) of the Original Distribution Agreement is amended by deleting the number “3.0%” in the fifth line thereof and replacing it with the number “2.5%”.
2.	No Other Changes
Except as provided herein, the Original Distribution Agreement shall remain unchanged and in full force and effect.
3.	Controlling Law
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
4.	Counterparts
This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

5.	Binding Effect; Effective Date
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and shall be effective from and after the date it has been executed and delivered by all of the parties.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

Park National Corporation
By:	/s/ C. Daniel DeLawder
	Name:	C. Daniel DeLawder
	Title:	Chairman of the Board and Chief Executive Officer

The Park National Bank
By:	/s/ John W. Kozak
	Name:	John W. Kozak
	Title:	Chief Financial Officer

Sandler O’Neill & Partners, L.P., By: Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Mark W. Biché
	Name:	Mark W. Biché
	Title:	Authorized Signatory